Exhibit 99.1

Intellinetics, Inc. Reports First Quarter Results

Growth Through Acquisition

COLUMBUS, OH – (May 18, 2020) – Intellinetics, Inc. (OTCQB: INLX), a cloud-based document solutions provider, announced financial results for the three months ended March 31, 2020.

2020 First Quarter Financial Highlights

●	Total Revenue increased 135% from the same period in 2019.
●	Software as a Service Revenue increased 13% from the same period in 2019.
●	Net Loss of $646,211 decreased from the same period in 2019.
●	Adjusted EBITDA Loss of $180,478, a decrease of 38% from the same period in 2019.

Summary – 2020 First quarter Results

Revenues for the three months ended March 31, 2020 were $1,213,664 as compared with $515,385 for the same period in 2019. The increase in our professional services revenues is primarily due to the addition of one month’s revenues from our recently acquired subsidiary, Graphic Sciences, Inc. Intellinetics reported a net loss of $646,211 and $669,853 for the three months ended March 31, 2020 and 2019, respectively, representing a decrease in net loss of $23,642. The decreased net loss was primarily the result of significant transaction costs of $460,767 being more than offset by gain on extinguishment of debt of $287,426, income tax benefit of $188,300, and net income contribution from Graphic Sciences. Net loss per share for the three months ended March 31, 2020 and 2019 was ($0.54) and ($1.81), respectively.

2020 Highlights

●	Continued growth in our core software business, which was ahead of expectation before the pandemic slowed business at the end of the quarter.
●	Acquisition of Graphic Sciences on March 2, 2020. Graphic Sciences complements Intellinetics’ document management products and services to highly regulated, risk- and compliance-intensive markets. The IntelliCloud™ solution suite can now be expanded to include Graphic Sciences’ document scanning and microfilm services while Graphic Science customers benefit from the option to gain anywhere, anytime access to their digitized documents via the IntelliCloud Document Management Platform.
●	Acquisition of CEO Imaging Systems, Inc. on April 24, 2020. CEO Imaging is an Enterprise Content Management Solution with over 150 customers, of which about 120 are K-12 school districts. The CEO Image Executive™ document management system integrates with leading scanning hardware and business applications to provide a comprehensive solution that solves specific content problems clients face. The combined reputation of Intellinetics and CEO Imaging Systems for industry knowledge and responsive in-house technical support is expected to measurably enhance customer satisfaction and customer loyalty. Intellinetics already serves over 50 K-12 school districts as customers.

James F. DeSocio, President & CEO of Intellinetics, stated, “I am pleased that our focused market strategy has resulted in an increase in year over year revenues in our Document Management segment. Our revenue mix has continued to shift away from third party solution re-sellers to a direct selling approach resulting in stronger margins and a better customer retention rate. Our current backlog of orders is robust, which reflects, among other things, our steady commitment to the new solution offering that we launched in the second half of last year, Document Scanning Service (“DSS”), a component of our Document Conversion segment. DSS has been developed in partnership with one of our Human Service Provider customers, ARC Industries. The unique partnership program enables us to train people with developmental disabilities.

Based on the experience and early success of our DSS offering, we felt confident in our acquisition of Graphic Sciences, a market leader in DSS services and solutions in the Michigan market. The combination of Intellinetics’ Document Management Platform and Graphic Sciences’ DSS solutions is a perfect match for cross-selling our services and solutions. We currently have a three-month backlog of DSS services which will help us tremendously when the doors to commerce reopen in Michigan.

I am further optimistic about our recent acquisition of the assets of CEO Imaging Systems, Inc., based in Plymouth, Michigan. This will provide the combined Intellinetics company with a strong base of K-12 customers to continue to grow that vertical market. Again, the cross-selling opportunities with our complimentary solutions between Intellinetics and CEO Imaging, and the ability to sell our DSS services to the existing CEO Imaging customer base, open new doors for us.

While COVID-19 is currently limiting our combined operations, we’re well underway with integration efforts and making good progress. Further, we have a substantial backlog of Document Conversion services which will carry us for a number of months as soon as our full Document Conversion staff is permitted to return to work. We intend to bring back 100% of our Michigan employees to their full normal working hours as soon as we can while complying with our applicable state laws and executive orders. We have made adjustments in our facilities to enhance the safety of our team and are prepared to move forward, with eyes on future growth.”

About Intellinetics, Inc.

Intellinetics, Inc., located in Columbus, Ohio, is a cloud-based document services software provider. Its IntelliCloud™ suite of solutions serve a mission-critical role for organizations in highly regulated, risk and compliance-intensive markets in Healthcare, K-12, Public Safety, Public Sector, Risk Management, Financial Services and beyond. IntelliCloud solutions make content secure, compliant, and process-ready to drive innovation, efficiencies and growth. Through its Image Technology Group and production scanning department, hundreds of millions of images have been converted from paper to digital, paper to microfilm, and microfiche to microfilm for business and federal, county, and municipal governments. Its operations in Madison Heights, Michigan, also provides its clients with long-term paper and microfilm storage and retrieval options. For additional information, please visit www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding future business and growth, new revenues associated with our recent acquisition of Graphic Science and CEO Imaging and the success of our integration efforts, our other product and service offerings and partnerships mentioned in this release, and in any other industry, market, initiative, service or innovation; cross-selling opportunities Intellinetics’ future revenues, revenue consistency, growth and long-term value, including trends in revenue growth and mix; growth of software as a service, professional services, and maintenance revenue; market penetration; execution of Intellinetics’ business plan, strategy, direction and focus; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions, the impact of COVID-19 and related governmental actions and orders on customers, suppliers, employees and the economy and our industry, Intellinetics’ ability to execute on its business plan and strategy, customary risks attendant to acquisitions, trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ solutions providers, including human services, health care, and education, technical development risks, and other risks, uncertainties and other factors discussed from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including in Intellinetics’ most recent annual report on Form 10-K as well as subsequently filed reports on Form 8-K. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

CONTACT:

Joe Spain, CFO

Intellinetics, Inc.

614.921.8170 investors@intellinetics.com

Non-GAAP Financial Measure

Intellinetics uses non-GAAP Adjusted EBITDA as a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (GAAP).

A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. Intellinetics urges investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Loss, which is included in this press release, and not to rely on any single financial measure to evaluate Intellinetics’ financial performance.

We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. We define “Adjusted EBITDA” as earnings before interest expense, any income taxes, depreciation and amortization expense, stock-based compensation, note conversion and note or equity offer warrant or stock expense, and gain or loss on debt extinguishment.

Reconciliation of Net Loss to Adjusted EBITDA

	For the Three Months Ended March 31,
	2020	2019
Net loss - GAAP	$(646,211)	$(669,853)
Interest expense, net	466,534	233,147
Income tax benefit, net	(188,300)	-
Depreciation and amortization	28,091	1,908
Stock-based compensation	69,073	143,624
Stock and warrant issue expense	377,761	-
Gain on extinguishment of debt	(287,426)	-
Adjusted EBITDA	$(180,478)	$(291,174)

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended March 31,
	2020	2019

Revenues:
Sale of software	$94,100	$1,750
Software as a service	225,994	199,183
Software maintenance services	261,243	252,636
Professional services	631,946	51,667
Third party services	381	10,149
Total revenues	1,213,664	515,385

Cost of revenues:
Sale of software	38,302	1,846
Software as a service	72,515	67,689
Software maintenance services	46,516	29,378
Professional services	289,467	33,506
Third party services	739	10,046
Total cost of revenues	447,539	142,465

Gross profit	766,125	372,920

Operating expenses:
General and administrative	865,085	538,961
Significant transaction costs	460,767	-
Sales and marketing	243,689	268,757
Depreciation and amortization	28,091	1,908

Total operating expenses	1,597,632	809,626

Loss from operations	(831,507)	(436,706)

Other income (expense)
Gain on extinguishment of debt	287,426	-
Income tax benefit	188,300	-
Interest expense, net	(290,430)	(233,147)

Total other income (expense)	185,296	(233,147)

Net loss	$(646,211)	$(669,853)

Basic and diluted net loss per share:	$(0.54)	$(1.81)

Weighted average number of common shares outstanding - basic and diluted	1,185,846	369,603

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Balance Sheets

	(Unaudited)
	March 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash	$1,047,197	$404,165
Accounts receivable, net	1,083,201	329,571
Accounts receivable, unbilled	290,971	23,371
Parts and supplies, net	105,586	4,184
Prepaid expenses and other current assets	267,801	110,841

Total current assets	2,794,756	872,132

Property and equipment, net	734,798	6,919
Right of use asset	2,937,660	97,239
Intangible assets, net	1,214,144	-
Goodwill	1,800,176	-
Other assets	14,784	10,284

Total assets	$9,496,318	$986,574

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$230,087	$160,911
Accrued compensation	203,399	70,027
Accrued expenses, other	451,185	140,079
Lease liabilities - current	475,603	47,397
Deferred revenues	703,397	754,073
Deferred compensation	104,120	117,166
Accrued interest payable - current	20,000	1,212,498
Notes payable - current	-	3,339,963
Notes payable - related party - current	46,296	1,467,400
Total current liabilities	2,234,087	7,309,514

Long-term liabilities:
Notes payable	1,386,318	-
Lease liabilities - net of current portion	2,528,888	53,318
Total long-term liabilities	3,915,206	53,318
Total liabilities	6,149,293	7,362,832

Contingent consideration (Note 13)	686,200	-

Stockholders’ equity (deficit):
Common stock, $0.001 par value, 25,000,000 shares authorized; 2,810,865 and 370,497 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	2,811	371
Additional paid-in capital	24,100,291	14,419,437
Accumulated deficit	(21,442,277)	(20,796,066)
Total stockholders’ equity (deficit)	2,660,825	(6,376,258)
Total liabilities and stockholders’ equity (deficit)	$9,496,318	$986,574

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Three Months Ended March 31,
	2020	2019

Cash flows from operating activities:
Net loss	$(646,211)	$(669,853)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	28,091	1,909
Bad debt expense	23,287	2,661
Parts and supplies reserve	1,500	-
Amortization of deferred financing costs	39,287	45,963
Amortization of beneficial conversion option	11,786	17,679
Amortization of debt discount	8,889	-
Amortization of right of use asset	45,197	10,328
Stock issued for services	57,500	87,500
Stock options compensation	11,573	56,124
Note conversion stock issue expense	141,000	-
Warrant issue expense	236,761	-
Interest on converted debt	176,105	-
Gain on extinguishment of debt	(287,426)	-
Amortization of original issue discount on notes	16,864	-
Changes in operating assets and liabilities:
Accounts receivable	294,853	(16,640)
Accounts receivable, unbilled	8,423	25,732
Parts and supplies, net	(11,506)	3,153
Prepaid expenses and other current assets	(82,390)	8,486
Right of use assets	-	(138,549)
Accounts payable and accrued expenses	(90,718)	58,490
Lease liabilities, current and long-term	(43,908)	133,000
Deferred compensation	(13,046)	(11,077)
Accrued interest, current and long-term	20,000	168,429
Deferred revenues	(89,862)	(71,758)
Total adjustments	502,260	381,430
Net cash used in operating activities	(143,951)	(288,423)

Cash flows from investing activities:
Cash paid to acquire business, net of cash acquired	(3,888,984)	-
Purchases of property and equipment	(7,742)	-
Net cash used in investing activities	(3,896,726)	-

Cash flows from financing activities:
Proceeds from issuance of common stock	3,167,500	-
Offering costs paid on issuance of common stock	(307,867)	-
Payment of deferred financing costs	(175,924)	-
Proceeds from notes payable	2,000,000	-
Repayment of notes payable - related parties	-	(11,255)
Net cash provided by/(used in) financing activities	4,683,709	(11,255)

Net increase (decrease) in cash	643,032	(299,678)
Cash - beginning of period	404,165	1,088,630
Cash - end of period	$1,047,197	$788,952

Supplemental disclosure of cash flow information:
Cash paid during the period for interest and taxes	$2,154	$2,652

Supplemental disclosure of non-cash financing activities:
Accrued interest notes payable converted to equity	$796,074	$-
Accrued interest notes payable related parties converted to equity	238,883	-
Discount on notes payable for beneficial conversion feature	320,000	-
Discount on notes payable for warrants	135,292	-
Notes payable converted to equity	3,421,063	-
Notes payable converted to equity - related parties	1,465,515	-

Supplemental disclosure of non-cash financing activities relating to business acquisition:
Cash	$17,269	$-
Accounts receivable	1,071,770	-
Accounts receivable, unbilled	266,403	-
Parts and supplies	101,016	-
Prepaid expenses	73,116	-
Other current assets	5,954	-
Right of use assets	2,885,618	-
Property and equipment	732,372	-
Intangible assets	1,230,000	-
Accounts payable	(129,622)	-
Accrued expenses	(155,949)	-
Lease liabilities	(2,947,684)	-
Federal and state taxes payable	(168,900)	-
Deferred revenues	(39,186)	-
Deferred tax liabilities, net	(149,900)	-
Net assets acquired in acquisition	2,792,277	-
Total goodwill acquired in acquisition	1,800,176	-
Total purchase price of acquisition	4,592,453	-
Purchase price of business acquisition financed with contingent consideration liability	(686,200)	-
Cash used in business acquisition	3,906,253	-